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                     FIRST SUBLEASE MODIFICATION AGREEMENT

                            Dated: December 15, 1999

         This Sublease Modification Agreement ("Agreement") is effective as of the date above set forth, and is entered into by and between ACCEPTANCE INSURANCE COMPANIES, INC. (hereinafter referred to as "Sublandlord"), and NATIONAL INFORMATION CONSORTIUM, a Colorado corporation (as "Subtenant"), to amend and modify that sublease and Addendum Number One dated as of May 14, 1999 (the "Lease"), for office space designated as Suite 390 in 12 Corporate Woods in the Corporate Woods Office Park located in the City of Overland Park, Johnson County, Kansas, more fully described in the Lease and referred to as the "Leased Premises".

         WHEREAS, Sublandlord and Subtenant desire to otherwise amend and modify the Sublease as hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the rents, covenants and agreements as set forth in the Sublease, and of the promises and undertakings hereinafter set forth, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree that said Sublease shall be and is hereby amended and modified as hereinafter provided.

1. RECITATIONS. The foregoing recitations are an integral part of this Agreement.

2. LEASED PREMISES. Effective as of January 1, 2000, Section 1. of the Sublease is hereby revoked and replaced by the following:

         1. LEASED PREMISES. The Lease Premises currently consist of approximately 1,720 net rentable square feet designated as Suite 390 in 12 Corporate Woods. The Leased Premises are hereby expanded effective as of January 1, 2000, to include Suite 380 in 12 Corporate Woods. Suite 380 includes approximately 1,060 square feet of office space, together with the pro rata share of the common area allocable thereto of 127 square feet, for a total of approximately 1,187 net rentable square feet. The expanded Leased Premises will include approximately 2,596 square feet of office space, with 311 square feet of common area allocated thereto, for a total of approximately 2,907 net rentable square feet.

3. RENT. Section 3. RENT., Paragraph A shall continue to be applicable through December 31, 1999. Commencing as of January 1, 2000, and continuing through the balance of the Lease Term, Rent shall be as follows:

         3.       RENT.

         Subtenant agrees to pay the Sublandlord Rent as follows:

                  A. Base Rent. The monthly Base Rent ("Base Rent") during the balance of the Lease Term shall be the sum of Four Thousand Seven Hundred Twenty-Three and 88/100 Dollars ($4,723.88) from January 1, 2000 to December 31, 2001. All monthly Base Rent shall by payable in advance, and shall be due on the first day of each month throughout the balance of the Lease Term.

4. REIMBURSEMENT OF SUBLANDLORD RELOCATION EXPENSES. Subtenant agrees to reimburse Sublandlord for all reasonable expenses incurred relating to the following:

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                     FIRST SUBLEASE MODIFICATION AGREEMENT

                                  Page 2 of 2

                  A. Actual expenses for services provided by third parties to move Sublandlord's telephone switch from Sublandlord's current offices located at Suite 380 in 12 Corporate Woods to its new offices located at Suite 270 in 12 Corporate Woods. Sublandlord will furnish Subtenant with a cost estimate in advance of the work being performed. Amount shall not exceed $3,000.

                  B. Actual expenses, consisting of labor and materials, for services provided by third parties for constructing an additional office space and countertop at Sublandlord's new offices located at Suite 270 in 12 Corporate Woods. Sublandlord will furnish estimates from third parties to Subtenant in advance of the remodeling and Subtenant will participate in selection of the remodeling services provider. Amount shall not exceed $7,150.

                  C. Subtenant further agrees to make monthly reimbursement payments to the Sublandlord for Sublandlord's increased rental of $819.04 per month for months January 2000 through December 2000.

Sublandlord must submit copies of actual invoices to Subtenant showing payment by Sublandlord in order to receive reimbursement for such expenses.

         Except as modified above, all other terms and conditions of said Sublease and all previous modifications thereof, shall remain unchanged and in full force and effect, except to the extent they are inconsistent with the foregoing provisions. Should any inconsistencies exist between this Agreement and the Sublease as previously modified, the terms and provisions of this Agreement shall control.

         Sublandlord has delivered a copy of this Agreement for Subtenant's review only, and the delivery hereof does not constitute an offer to Subtenant or an option to amend the Sublease as hereinabove provided. This Agreement shall not be binding and effective until a copy executed by Subtenant is delivered to, accepted and executed by Sublandlord. The provisions of this Agreement shall bind and inure to the benefit of the parties hereto, and to their respective successors and assigns.

         IN WITNESS WHEREOF, said parties have executed this Agreement in quadruplicate as of the day and year first above written.

SUBLANDLORD:                                SUBTENANT:

ACCEPTANCE INSURANCE COMPANIES, INC.        NATIONAL INFORMATION CONSORTIUM
                                            a Colorado corporation

By:  /s/ Patricia L. Briggs                 By: /s/ Stephen M. Kovzan
   -----------------------------------         --------------------------------
Name: Patricia L. Briggs                    Name:  Stephen M. Kovzan
Its:  Leasing Manager                       Its:  Controller